Exhibit 10.4

LIMITED WAIVER TO CREDIT AND GUARANTY AGREEMENT

THIS LIMITED WAIVER TO CREDIT AND GUARANTY AGREEMENT (this “Limited Waiver”), is entered into as of November 10, 2014 (the “Effective Date”), by and among SPEED COMMERCE, INC., a Minnesota corporation (the “Company”), certain subsidiaries of the Company, as guarantors (the “Guarantors”, and together with the Company, the “Credit Parties”), the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) whom constitute Requisite Lenders, and GARRISON LOAN AGENCY SERVICES LLC, as the administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, Agent, the Lenders, the Company and the Guarantors are parties to that certain Credit and Guaranty Agreement dated as of July 9, 2014 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, an Event of Default exists under Section 8.1(c) of the Credit Agreement as a result of the Borrower’s failure to maintain a Fixed Charge Coverage Ratio of at least 1.25 to 1.00 for the fiscal quarter ended September 30, 2014 as required by Section 6.8(b) of the Credit Agreement (referred to herein as the “Existing Event of Default”).

WHEREAS, the Company has requested that the Requisite Lenders and the Agent waive the Existing Event of Default on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement, as amended hereby.

2.           Waiver. In reliance upon the representations and warranties of the Credit Parties set forth in Section 4 below and subject to the conditions to effectiveness set forth in Section 3 below, the Requisite Lenders and Agent hereby waive the Existing Event of Default; provided, that nothing contained herein shall in any way waive, release, modify or limit the Company’s obligation to otherwise comply with the requirements of the Credit Agreement (including without limitation Section 6.8 therein) or any other Credit Document. This is a limited waiver and shall not be deemed to constitute a waiver of any other Event of Default (whether known or unknown, past, present or future) or any other breach of the Credit Agreement or any of the other Credit Documents.

3.           Conditions. The effectiveness of this Limited Waiver is subject to the following conditions:

a.     the execution and delivery of this Limited Waiver by the Credit Parties;

b.     the Company shall have paid all out-of-pocket costs and expenses, including attorneys’ fees and disbursements, incurred by the Agent and any Lender and all other fees, costs and expenses of Agent and the Lenders in connection with this Limited Waiver, including, without limitation, fees, costs and expenses of counsel; and

c.     after giving effect to Section 2, no Default or Event of Default shall have occurred and be continuing.

4.           Representations and Warranties. The Credit Parties hereby represent and warrant, to Agent and each Lender as follows:

(a)     each of the Credit Parties is a limited liability company or corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)     each of the Credit Parties has the power and authority to execute, deliver and perform its obligations under this Limited Waiver;

(c)     the execution, delivery and performance by the Credit Parties of this Limited Waiver has been duly authorized by all necessary limited liability company or corporate action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority);

(d)     this Limited Waiver constitutes the legal, valid and binding obligation of the Credit Parties in accordance with its terms;

(e)     after giving effect to Section 2 herein, no Default or Event of Default exists or shall exist immediately following the consummation of the transactions contemplated hereby;

(f)     all representations and warranties by the Credit Parties contained in the Credit Agreement are true and correct; provided that any such representations and warranties that by their express terms are made as of a specific date are true and correct as of such specific date;

(h)     by its signature below, each of the Credit Parties agrees that it shall constitute an Event of Default if any representation or warranty made herein is untrue or incorrect as of the date when made or deemed made.

5.           Covenants. As consideration for the agreements set forth herein, the Company hereby covenants and agrees to pay to the Administrative Agent for the benefit of the Lenders signatory hereto, ratably in accordance with the Pro Rata Shares of the Lenders signatory hereto (and not any other Lenders), a waiver fee in the amount of $175,000 in cash in immediately available funds on or prior to November 20, 2014. The parties hereto hereby agree that any failure to make such payment when due shall constitute an immediate Event of Default under the Credit Agreement, and shall not be subject to any grace or cure period.

6.           Agreement in Full Force and Effect. Except as specifically waived hereby, the Credit Agreement and other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Except as expressly set forth herein, this Limited Waiver shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Credit Document or any right, power or remedy of Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other Credit Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Limited Waiver also shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent and/or the Lenders whether under the Credit Agreement, the other Credit Documents, at law or otherwise and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Credit Documents, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended and/or modified hereby, and each reference herein or in any other Credit Document to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as so amended and/or modified. For the avoidance of doubt, this Limited Waiver shall constitute a Credit Document for all purposes under the Credit Agreement.

7.           Counterparts. This Limited Waiver may be executed by one or more of the parties to this Limited Waiver and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

8.           Successors and Assigns. This Limited Waiver shall be binding upon and inure to the benefit of the Company and its successors and assigns and Agent and Lenders and their successors and assigns.

9.           Further Assurance. The Credit Parties hereby agree from time to time, as and when requested by Agent or any Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Agent or such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Limited Waiver, the Credit Agreement and the Credit Documents.

10.         GOVERNING LAW. THIS LIMITED WAIVER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

11.         Severability. Wherever possible, each provision of this Limited Waiver shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Limited Waiver shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Limited Waiver.

12.         Reaffirmation. Each of the Credit Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Credit Document as security for or otherwise guaranteed the Obligations under or with respect to the Credit Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. Each of the Credit Parties hereby consents to this Limited Waiver and acknowledges that each of the Credit Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Limited Waiver shall not operate as a waiver of any right, power or remedy of Agent or the Lenders, constitute a waiver of any provision of any of the Credit Documents or serve to effect a novation of the Obligations.

13.         Acknowledgment of Rights; Release of Claims. Each of the Credit Parties hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by any Lender or Agent of any of its liabilities, obligations and agreements on the date hereof; (b) to its knowledge, each Lender and Agent have fully performed all undertakings and obligations owed to it as of the date hereof; and (c) except to the limited extent expressly set forth in this Limited Waiver, each Lender and Agent do not waive, diminish or limit any term or condition contained in the Credit Agreement or any of the other Credit Documents. Each of the Credit Parties hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Agent, their agents, employees, officers, directors, predecessors, attorneys and all other Persons acting or purporting to act on behalf of or at the direction of the Lenders and Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, each of the Credit Parties waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest: (a) the right of Agent and each Lender to exercise its rights and remedies described in this Limited Waiver; (b) any provision of this Limited Waiver or the other Credit Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Credit Agreement or the other Credit Documents on or prior to the date hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Limited Waiver as of the date set forth above.

[Signature Page to Limited Waiver]